Contact:

Darrell J. Elliott
Chairman and Chief Executive Officer
Apex Bioventures Acquisition Corporation
(604) 924-0349

K. Michael Forrest
President and Chief Operating Officer
Apex Bioventures Acquisition Corporation
(650) 344-3029

FOR IMMEDIATE RELEASE

Apex Bioventures Acquisition Corporation Receives
Notice of Extension from NYSE Amex

Hillsborough, California May 11, 2009 – Apex Bioventures Acquisition Corporation (NYSE Amex: PEX) (the “Company”) announced today that it has received notice from NYSE Amex LLC (the “Exchange”) that the plan of compliance submitted by the Company has been accepted by the Exchange and the Company has been granted an extension until August 11, 2009 to regain compliance with the continued listing standards of the Exchange.

As reported in a press release dated February 13, 2009, the Company received notice from the Exchange on February 10, 2009 indicating that the Company is not in compliance with one of the requirements for continued listing on the Exchange due to the Company’s failure to hold an annual meeting during calendar year 2008.  The Company was afforded the opportunity to submit to the Exchange a plan of compliance and on March 6, 2009, submitted its plan to the Exchange.

The Company will be subject to periodic review by Exchange staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are based on current expectations and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond the Company’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about the Company and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in the Company’s filings with the Securities and Exchange Commission. The Company urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from the Company. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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